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                                                                    EXHIBIT 10.1

                                ESCROW AGREEMENT

          This Escrow Agreement (this "Agreement") dated as of February 1, 2006, is made by and among WebSideStory, Inc., a Delaware corporation ("Parent"), Ned Scherer, an individual, in his capacity as the representative (the "Member Representative") of all of the Unitholders and Accredited Optionholders (each, a "Holder" and collectively, the "Holders") of Visual Sciences, LLC, a Delaware limited liability company (the "Company"), and U.S. Stock Transfer Corporation, as Depository Agent (the "Depository Agent").

                                    RECITALS

          WHEREAS, pursuant to an Agreement and Plan of Merger made and entered into as of February 1, 2006 by and among Parent, VS Acquisition, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Parent ("Merger Sub"), the Company and the Member Representative (as it may be amended from time to time pursuant to the terms thereof, the "Merger Agreement"), at the Effective Time, the Company will be merged with and into Merger Sub, in accordance with the terms of the Merger Agreement.

          WHEREAS, Section 3.2 of the Merger Agreement provides that in order to satisfy any claims for indemnification made by Parent pursuant to Article VIII of the Merger Agreement, an escrow account (the "Escrow Account") shall be established into which Parent shall deposit shares of Parent Common Stock constituting the Escrow Fund at the Effective Time.

          WHEREAS, a material condition to the consummation of the transactions contemplated by the Merger Agreement is that the parties hereto enter into this Agreement.

                                    AGREEMENT

          NOW THEREFORE, as a material inducement to Parent, Merger Sub, the Company and the Member Representative to consummate the transactions contemplated by the Merger Agreement, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

          1. Defined Terms. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Merger Agreement.

          2. Commencement of Duties. Parent, concurrently with the execution and delivery of this Agreement and pursuant to Section 3.2 of the Merger Agreement, is transferring to the Depository Agent the Escrow Fund consisting entirely of the Escrowed Shares. Upon receipt of the Escrowed Shares by the Depository Agent, the duties and obligations of each of the parties to this Agreement will commence.

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          3. Escrow Fund.

               (a) Upon receipt of the Escrowed Shares, the Depository Agent shall send a notice to Parent and the Member Representative acknowledging receipt of the Escrowed Shares and shall hold the Escrowed Shares in escrow in the Escrow Account pursuant to the terms of this Agreement.

               (b) The certificates representing the Escrowed Shares shall be retained in the Escrow Account until released pursuant to Section 6 of this Agreement. The proceeds of all dividends or distributions in respect of the Escrowed Shares (including dividends and distributions described in Section 3(c)), and all other cash, securities or other property received in exchange for or in substitution of the Escrowed Shares (including as described in Section 3(d)) (collectively, "Proceeds") shall be retained in the Escrow Account until released pursuant to Section 6 of this Agreement.

               (c) Parent and the Holders agree that any cash dividends, securities or other property distributable in respect of the Escrowed Shares shall be distributed by the Parent to, and held by, the Depository Agent in the Escrow Account subject to the provisions of this Agreement to the same extent as the Escrowed Shares.

               (d) If, after the date of this Agreement, the Escrowed Shares shall have been changed into a different number of shares or a different type or class of securities, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination, merger or exchange of shares, such different number of shares or type or class of securities shall be held in the Escrow Account subject to the provisions of this Agreement to the same extent as the Escrowed Shares, and the provisions of this Agreement shall be correspondingly adjusted to the extent appropriate to reflect equitably such stock dividend, subdivision, reclassification, recapitalization, split, combination, merger or exchange of shares.

          4. Holders' Pro Rata Shares of the Escrow Fund.

               (a) Each Unitholder as of the Closing and each Accredited Optionholder holding vested Company Options immediately prior to the Closing, as identified on Schedule A-1 hereto, shall have the following interest in the Escrow Account, from time to time:

               (i) an interest in all Escrowed Shares equal to such proportion of the total number thereof equal to such Holder's Pro Rata Share of the Escrow Fund, as set forth on Schedule A-2 hereto; and

               (ii) an interest in all Proceeds, if any, of the Escrowed Shares equal to the portion thereof equal to such Holder's Pro Rata Share of the Escrow Fund, as set forth on Schedule A-2 hereto.

          5. No Stockholder Rights.

               (a) As long as any Escrowed Shares are held in the Escrow Account, and pending the distribution thereof to Parent or the Holders, as the case may be, in connection with any distributions from the Escrow Account in accordance with the terms hereof, the Depositary


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Agent will have the right to exercise any voting rights with respect to the
Escrowed Shares. In connection with any Parent stockholder meetings or solicitations of proxies or written consents from Parent stockholders, Parent will direct the Depositary Agent in writing as to the exercise of voting and consent rights for the Escrowed Shares, which directions shall replicate as closely as practicable the split of yes, no and abstain votes cast by all other stockholders of Parent in connection with such meeting or consent. The Depository Agent shall comply with any such directions of the Parent. In the absence of such directions from the Parent, the Depository Agent shall not vote or grant its consent with respect to any of the Escrowed Shares.

               (b) Prior to the distribution of the Escrowed Shares in accordance with the terms hereof, the Holders shall have no rights in the Escrowed Shares, including without limitation, no rights to sell, assign, pledge, hypothecate or otherwise dispose of or encumber such Escrowed Shares or any interest therein.

          6. Payments from the Escrow Account.

               (a) A Parent Indemnified Party shall initiate a claim against the Escrow Fund by delivering to the Member Representative, with a copy to the Depository Agent, a written notice (an "Indemnification Notice"), which Indemnification Notice shall:

               (i) state that such Parent Indemnified Party is a Parent Indemnified Party under the Merger Agreement and has paid or incurred one or more Losses that satisfy the indemnification provisions set forth in Section 8.2 of the Merger Agreement (each, a "Covered Loss");

               (ii) state in good faith the aggregate amount (the
          "Indemnification Amount") of each such Covered Loss; and

               (iii) specify in reasonable detail the nature and basis of each such Covered Loss.

               (b) If the Member Representative shall object in good faith to any portion of any Indemnification Amount specified in any Indemnification Notice, the Member Representative shall, within thirty (30) calendar days after delivery by the Parent Indemnified Party to the Member Representative of such Indemnification Notice, deliver to the Depository Agent (with a copy to the Parent Indemnified Party) a certificate, executed by the Member Representative (a "Certificate of Objections"):

               (i) specifying each such amount to which the Member Representative objects in good faith; and

               (ii) specifying in reasonable detail the nature and basis for each such good faith objection.

Promptly upon receipt of a Certificate of Objections, the Depository Agent shall deliver a copy of such Certificate of Objections to the Parent Indemnified Party.


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               (c) If the Depository Agent shall not have received a Certificate of Objections objecting to an Indemnification Amount within thirty (30) calendar days after delivery to the Member Representative of an Indemnification Notice specifying such Indemnification Amount, the Holders and the Member
Representative shall be deemed to have acknowledged that the Indemnification Amount claimed on such Indemnification Notice is correct and final and the Depository Agent shall thereafter transfer to such Parent Indemnified Party out of the Escrow Account (such transfer to be applied and deducted from the Escrow Fund pro rata in accordance with each Holder's Pro Rata Share of the Escrow
Fund) such number of Escrowed Shares with an aggregate value equal to the Indemnification Amount set forth in the Indemnification Notice, together with any Proceeds attributable to such transferred Escrowed Shares. For purposes of this Agreement, each Escrowed Share shall be deemed to have a value equal to the Parent Common Stock Price (as such amount may be appropriately adjusted for stock splits, stock dividends, stock combinations, and the like).

               (d) If the Depository Agent receives, within thirty (30) calendar days after delivery to the Member Representative of an Indemnification Notice, a Certificate of Objections objecting to the Indemnification Amount specified in such Indemnification Notice, the amount so objected to shall be held by the Depository Agent and shall not be released from the Escrow Account, except in accordance with either:

               (i) written instructions executed by Parent and the Member Representative, or

               (ii) written instructions from the Parent Indemnified Party and the final judgment of the arbitrator having jurisdiction over the matters relating to the claim, as provided in Section 7,

after which time the Depository Agent shall cause: (A) a transfer to the Parent Indemnified Party in the manner set forth in Section 6(c); provided, that all references to the Indemnification Amount shall be deemed to be references to the amount to be transferred to the Parent Indemnified Party as specified in the written instruction or judgment, as the case may be; and (B) in the event such written instruction or judgment is delivered following the First Release Date (as defined below), a distribution to the Holders in an aggregate amount equal to the amount so objected to and not released pursuant to (A) above (the "Holdback Release"). Any Holdback Release shall be distributed to each Holder, in an amount equal to the product of the Holdback Release multiplied by such Holder's Pro Rata Share of the Escrow Fund, together with any Proceeds attributable to such released Escrowed Shares.

               (e) Subject to Section 11, on the earlier of (i) April 1, 2007 or
(ii) such date as shall have been specified in a joint written notice of Parent and the Member Representative to the Depository Agent (the "First Release Date"), the Depository Agent shall distribute a number of Escrowed Shares that have a value equal to the amount, if any, by which the value of the Escrowed Shares at such date (valued at the Parent Common Stock Price (as such amount may be appropriately adjusted for stock splits, stock dividends, stock combinations, and the like)), exceeds the First Reserved Amount (the "First Released Amount"). The First Released Amount shall be transferred to each Holder, in an amount equal to the product of the


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First Released Amount multiplied by such Holder's Pro Rata Share of the Escrow
Fund, together with any Proceeds attributable to such released Escrowed Shares.

The "First Reserved Amount" means an amount equal to the aggregate of the Indemnification Amounts claimed and unpaid (other than claims which shall have been resolved and for which no payment shall be due), in all Indemnification Notices delivered to the Depository Agent prior to the First Release Date, subject to the limitations set forth in Section 8.4 of the Merger Agreement.

               (f) Upon the termination of this Agreement in accordance with
Section 10, but subject to Section 11, the Depository Agent shall promptly distribute the remaining Escrowed Shares to each Holder, in an amount equal to the product of the remaining value multiplied by such Holder's Pro Rata Share of the Escrow Fund, together with any Proceeds attributable to such released Escrowed Shares.

               (g) Notwithstanding the provisions of this Section 6, if a Holder of Units has not submitted to Parent a letter of transmittal in proper form pursuant to Section 4.1(b) of the Merger Agreement prior to the time of any distribution to the Holders, the amount deliverable to such Holder shall be delivered to Parent, to be held by Parent on behalf of such Holder pursuant to
Section 4.1(f) of the Merger Agreement.

               (h) Notwithstanding any other provision of this Agreement to the contrary, at any time prior to the termination of this Agreement, the Depository Agent shall, if so instructed in writing signed by Parent and the Member Representative, pay from the Escrow Account, as instructed, to Parent, any Indemnified Party or any Holder, as directed in such writing, the number of Escrow Shares and any Proceeds attributable thereto.

          7. Resolution of Conflicts

               (a) In case the Member Representative shall timely object in writing to any claim or claims by a Parent Indemnified Party made in any Indemnification Notice, as provided in Section 6(b), the Member Representative and the Parent Indemnified Party shall attempt in good faith for thirty (30) calendar days following delivery of the Certificate of Objections to agree upon the rights of the respective parties with respect to each of such claims. If the Member Representative and the Indemnified Party should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Depository Agent. The Depository Agent shall be entitled to rely on any such memorandum and shall distribute amounts from the Escrow Fund in accordance with the terms thereof.

               (b) If no such agreement can be reached after good faith negotiation, either the Parent Indemnified Party or the Member Representative may, by written notice to the other, demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by a single arbitrator. The arbitrator shall be jointly selected by the Parent Indemnified Party and the Member Representative within fifteen (15) calendar days after such written notice is sent, or absent such agreement, such arbitrator shall be


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appointed pursuant to the Commercial Arbitration Rules then in effect of the
American Arbitration Association. The decision of the arbitrator as to the validity and amount of any claim in such Indemnification Notice shall be binding and conclusive upon the parties to this Agreement, and the Depository Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith.

               (c) Any such arbitration shall be held in Washington, D.C. under the Commercial Arbitration Rules then in effect of the American Arbitration Association. For purposes of this Section 7, in any arbitration hereunder in which any claim or the amount thereof stated in the Indemnification Notice is at issue, the Parent Indemnified Party shall be deemed to be the "Non-Prevailing Party" unless the arbitrator awards the Parent Indemnified Party more than one-half (1/2) of the amount in dispute; otherwise, the Member Representative (on behalf of the Holders) shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of the arbitrator, the administrative fee of the American Arbitration Association, and the expenses, including without limitation, attorneys' fees and costs, reasonably incurred by the other party to the arbitration. Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction.

          8. Tax Matters

               (a) The parties intend for federal income tax purposes, that property held by the Depository Agent shall be treated as delivered to recipient Unitholders and Accredited Optionholders at the time such property is distributed to them from escrow (and not at the time of deposit into escrow).

               (b) All earnings, if any, on the Escrow Fund shall be treated as having been received by Parent for United States federal income tax purposes.

               (c) The Holders shall provide to the Depository Agent within thirty (30) days after the Closing Date all forms and information that the Depository Agent may reasonably require (including, without limitation, IRS Forms W-8 or W-9, as applicable).

               (d) The Depository Agent annually shall file any applicable information returns with the IRS and provide statements to Parent, with copies to the Member Representative, documenting any earnings on the Escrow Fund. In the event that the Depository Agent becomes liable for the payment of Taxes relating to earnings on the Escrow Fund or any payment made hereunder (including, but not limited to, withholding Taxes), the Depository Agent may collect such Taxes directly from the Parent or the applicable Holders. Except as otherwise provided in this Agreement, the Depository Agent shall have no obligation to prepare or file any other Tax Returns or to pay any Taxes or estimated Taxes.

          9. Depository Agent.

               (a) Duties of the Depository Agent. The Depository Agent shall have no duties or responsibilities other than those expressly set forth in this Agreement, and no implied duties or obligations shall be read into this Agreement against the Depository Agent. The Depository Agent shall have no duty to enforce any obligation of any Person, other than as provided herein. The Depository Agent shall be under no liability to anyone by reason of any


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failure on the part of any party hereto or any maker, endorser or other signatory of any document or any other person to perform such person's obligations under any such document.

               (b) Liability of the Depository Agent.

                    (i) In performing any duties under this Agreement, the Depository Agent shall not be liable to any party for consequential damages, (including, without limitation lost profits) losses, or expenses, except for gross negligence or willful misconduct on the part of the Depository Agent. The Depository Agent shall not incur any such liability for any act or failure to act made or omitted in good faith or for any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement that the Depository Agent shall in good faith believe to be genuine, nor will the Depository Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Depository Agent may consult with legal counsel in connection with the Depository Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by him/her in good faith in accordance with the advice of counsel. The Depository Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement. The parties shall indemnify and hold the Depository Agent harmless from any and all liability for acting on an investment instruction purported to be given by Parent and the Member Representative to the extent of 50% for Parent and 50% for the Member Representative (on behalf of the Holders, and which indemnification by the Member Representative and the Holders shall be solely out of and only to the extent of the Escrow Fund). The Depository Agent shall not be responsible for the authenticity of any instructions, or be in any way liable for any unauthorized instruction or for acting on such an instruction, whether or not the person giving the instruction was, in fact, an authorized representative of Parent and the Member Representative.

                    (ii) In no event shall the Depository Agent be liable to the parties for any consequential, special, or exemplary damages, including but not limited to lost profits, from any cause whatsoever arising out of, or in any way connected with acting upon instructions believed by the Depository Agent to be genuine. The Depository Agent shall not be liable for any loss from such investments, including upon the sale or disposition of any investments. The Depository Agent shall not be liable for any loss arising directly or indirectly, in whole or in part, from the inability to invest funds on the day the instructions are received. The Depository Agent shall not be liable for any loss incurred by the actions of third parties or by any loss arising by error, failure, or delay in making an investment which is caused by circumstances beyond the Depository Agent's reasonable control.

                    (iii) Parent and the Member Representative (on behalf of the Holders) agree, to the extent of 50% for Parent and 50% for the Member Representative (on behalf of the Holders, which indemnification by the Member Representative and the Holders shall be solely out of and only to the extent of the Escrow Fund), to jointly and severally indemnify and hold the Depository Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, including allocated costs of in-house counsel and disbursements that may be imposed on the Depository Agent or incurred by the Depository Agent in connection with the performance of its/his/her duties under this Agreement, including but not limited to any litigation arising from this


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Agreement or involving its subject matter, except in the case of the Depository
Agent's gross negligence or willful misconduct.

                    (iv) If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Depository Agent will not be required to determine the controversy or to take any action regarding it. The Depository Agent may hold all documents and funds and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Depository Agent's discretion, the Depository Agent may require, despite what may be set forth elsewhere in this Agreement. In such event, the Depository Agent will not be liable for interest or damage. Furthermore, the Depository Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Depository Agent is authorized to deposit with the clerk of the court all documents and funds held in escrow, except all costs, expenses, charges and reasonable attorneys' fees incurred by the Depository Agent due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, the Depository Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

               (c) Withdrawal of Depository Agent. The Depository Agent may resign at any time upon giving at least thirty (30) days' written notice to the parties; provided, however, that no such resignation shall become effective until the appointment of a successor Depository Agent, which shall be accomplished as follows: The parties shall use their reasonable efforts to mutually agree on a successor Depository Agent within thirty (30) days after receiving such notice. If the parties fail to agree upon a successor Depository Agent within such time, the Depository Agent shall have the right to appoint a successor Depository Agent authorized to do business in the State of California. The successor Depository Agent shall execute and deliver an instrument accepting such appointment, and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor Depository Agent as if originally named as the Depository Agent. The Depository Agent shall thereafter be discharged from any further duties and liability under this Agreement.

               (d) Change of Control of Depository Agent. Any company into which the Depository Agent may be merged or with which it may be consolidated, or any company to whom the Depository Agent may transfer a substantial amount of its business, shall be the successor to the Depository Agent without the execution or filing of any paper or any further act on the part of any of the parties, anything herein to the contrary notwithstanding.

               (e) Fees. The Depository Agent's fees shall be as set forth on Exhibit B hereto, payable by Parent. It is understood that the fees and usual charges agreed upon for services of the Depository Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Depository Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Depository Agent is made a party to, or intervenes in, any litigation pertaining to this escrow or its subject matter, the Depository Agent shall be reasonably compensated for such extraordinary services and reimbursed for all reasonable costs, attorneys' fees, including allocated costs of in-house counsel, and expenses occasioned by such default, delay, controversy


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or litigation, and the Depository Agent shall have the right to retain all documents and/or other things of value at any time held by the Depository Agent in this escrow until such compensation, fees, costs and expenses are paid. Any such extraordinary fees, costs and expenses shall be payable 50% by Parent and 50% by the Member Representative (on behalf of the Holders out of the Escrow Fund and only to the extent of the funds and property comprising the Escrow
Fund).

          10. Termination. This Agreement shall terminate on the later of: (a) the date on which there are no Escrowed Shares or other property remaining in the Escrow Fund and (b) ten business days following the date on which all claims made in Indemnification Notices timely delivered to the Depository Agent shall have been resolved.

          11. Holder Representative Costs and Expenses. By virtue of their approval of the Merger (including this Agreement), the Holders hereby agree to pay (i) the reasonable fees of the Member Representative relating to its/his/her services performed in such capacity and (ii) all costs and expenses, including those of any legal counsel or other professional retained by the Member Representative, in connection with the acceptance and administration of the Member Representative's duties hereunder. Subject to the prior right of Parent to make claims for indemnification hereunder, the Member Representative shall have the right to recover from distributions to the Holders from the Escrow Account pursuant to this Agreement, and prior to any such distribution, a number of Escrowed Shares set forth in a certificate of the Member Representative delivered to the Depository Agent three (3) business days prior to the date on which a distribution is to be made to the Holders, which number of shares shall be equal to (A) any fees, costs and expenses set forth in such certificate, including those of any legal counsel or other professional retained by the Member Representative, in connection with the acceptance and administration of the Holder Representative's duties hereunder, multiplied by (B) the closing price of Parent Common Stock on the securities exchange or automated quotation service upon which the Parent Common Stock is then listed or quoted for trading on the trading day immediately preceding the third business day prior to the date on which a distribution is to be made to the Holders.

          12. Miscellaneous.

               (a) Inspection. The Escrow Fund shall at all times be clearly identified as being held by the Depository Agent hereunder. Any party hereto may at any time during the Depository Agent's business hours (with reasonable notice) inspect any records or reports relating to the Escrow Fund.

               (b) Controlling Document. To the extent provisions of the Merger Agreement are inconsistent with the provisions contained herewith, this Agreement shall supersede the Merger Agreement and be the controlling document; provided, however, that the provisions of Article VIII of the Merger Agreement shall control for all purposes, except with regard to the Depository Agent's duties.

               (c) Notices. Unless otherwise provided herein, all notices and other communications hereunder shall be in writing and shall be deemed given if
(a) delivered in person, (b) transmitted by telecopy (with written confirmation), (c) mailed by certified or registered mail (return receipt requested) (in which case such notice shall be deemed given on


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the third (3rd) day after such mailing, but only if deposited at a U.S. Postal
Service office) or (d) delivered by an express courier (with written confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               If to Parent:

                    WebSideStory, Inc.
                    10182 Telesis Court, 6th Floor
                    San Diego, California 92121
                    Facsimile: (858) 546-0695
                    Attention: General Counsel

                    With a copy (which shall not constitute notice) to:

                    Latham & Watkins LLP
                    12636 High Bluff Drive, Suite 400
                    San Diego, California 92130
                    Telephone: (858) 523-5406
                    Facsimile: (858) 523-5450
                    Attention: Barry M. Clarkson

               If to the Member Representative:

                    Ned Scherer
                    Kaiser, Scherer & Schlegel, PLLC
                    1410 Springhill Drive
                    McLean, VA 22102
                    Telephone: (703) 847-4660
                    Facsimile: (703) 847-3189

               With a copy (which shall not constitute notice) to:

                    Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. Chrysler Center
                    666 Third Avenue
                    New York, NY 10017
                    Attention: Richard R. Kelly, Esq.
                    Telephone: (212) 935-3000
                    Facsimile: (212) 983-3115


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               If to the Depository Agent:

                    U.S. Stock Transfer Corporation
                    1745 Gardena Ave.
                    Glendale, CA 91204-2991
                    Telephone: (818) 502-1404
                    Facsimile: (818 502-0674
                    Attn: William Garza

          Any party may, from time to time, designate any other address to which any such notice to it or such party shall be sent. Any such notice shall be deemed to have been delivered upon receipt.

               (d) Governing Law. THIS AGREEMENT, THE LEGAL RELATIONS BETWEEN THE PARTIES AND THE ADJUDICATION AND THE ENFORCEMENT THEREOF, SHALL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO APPLICABLE CHOICE OF LAW PROVISIONS THEREOF.

               (e) Binding Effect. This Agreement shall be binding upon the Holders, the parties hereto and their respective successors and permitted assigns. No provision of this Agreement is intended or shall be construed to confer upon any entity or Person other than the Holders (solely with respect to Sections 6(d), 6(e), and 6(f)), the parties hereto and their respective successors and permitted assigns any benefit, right, remedy or claim under or by reason of this Agreement or any part hereof. This Agreement may not be assigned by any of the parties hereto; provided, however, that Parent may assign all or part of its rights under this Agreement and delegate all or part of its obligations under this Agreement to (i) a wholly owned Subsidiary of Parent, in which event all of the rights and powers of Parent and remedies available to Parent under this Agreement shall extend to and be enforceable by such Subsidiary (provided that Parent remains jointly and severally liable with such assignee for any obligations of Parent hereunder after such assignment) or (ii) any Person who acquires Parent, whether by way of merger or the purchase of all of Parent's outstanding capital stock or all or substantially all of Parent's assets. In the event of any such assignment and delegation, the term "Parent" as used in this Agreement shall be deemed to refer to such Subsidiary or successor of Parent, as the case may be, where reference is made with respect to actions to be taken with respect to the transactions contemplated by the Merger Agreement and this Agreement, and shall be deemed to include both Parent and such Subsidiary or successor of Parent, as the case may be, where appropriate.

               (f) Modification. This Agreement may be amended or modified at any time by a writing executed by each of Parent, the Member Representative and the Depository Agent.

               (g) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall


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constitute one and the same agreement, it being understood that all of the parties need not sign the same counterpart.

               (h) Headings. The section headings contained in this Agreement are inserted for convenience only, and shall not affect in any way, the meaning or interpretation of this Agreement.

               (i) Entire Agreement; Severability and Further Assurances. Except as provided herein, this Agreement together with the Merger Agreement and all exhibits and schedules attached hereto constitute the entire agreement among the parties and supersede all prior and contemporaneous agreements and undertakings of the parties in connection herewith. No failure or delay of a party in exercising any right, power or remedy may be, or may be deemed to be, a waiver thereof; nor may any single or partial exercise of any right, power or remedy preclude any other or further exercise of any right, power or remedy. In the event that any one or more of the provisions contained in this Agreement, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by Law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement. Each of the parties hereto shall, at the request of the other party, deliver to the requesting party all further documents or other assurances as may reasonably be necessary or desirable in connection with this Agreement.

               (j) No Third Party Beneficiaries. This Agreement is not intended to confer upon any Person other than the parties hereto (and the Holders with respect to Sections 6(d), 6(e), and 6(f)) any rights or remedies.

                            [Signature Page Follows]


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

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

                                        WEBSIDESTORY, INC.


                                        By: /s/ Jeffrey W. Lunsford
                                            ------------------------------------
                                        Name: Jeffrey W. Lunsford
                                        Title: Chief Executive Officer


                                        NED SCHERER,
                                        as Member Representative


                                        /s/ Ned Scherer
                                        ----------------------------------------


                                        U.S. STOCK TRANSFER CORPORATION


                                        By: /s/ William Garza
                                            ------------------------------------
                                        Name: William Garza
                                        Title: Vice President


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